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                                                                    Exhibit 3.19

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 12/04/1998
1465404 - 2970532

                          CERTIFICATE OF INCORPORATION
                                       OF
                                THE CUTEX COMPANY


         FIRST: The name of the corporation is The Cutex Company.

         SECOND: The registered office of the corporation in the State of Delaware is located at The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is One Million (1,000,000) shares of Common Stock of the par value of One Cent ($0.01) per share.

         FIFTH: The name of the incorporator is Lori L. Crawford and her mailing address is c/o Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin, Houston, Texas 77002-6760.

         SIXTH: The names and mailing addresses of the initial directors, who shall serve until the first annual meeting of stockholders or until their successors are elected and qualified, are as follows:

                NAMES                       ADDRESSES
                -----                       ---------
         Charles H. Esserman         250 Montgomery Street
                                     San Francisco, CA 94104

         Gary R. Downing             3510 North Lake Creek Drive
                                     Jackson, WY 83001-1108

The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the bylaws. Election of directors need not be by written ballot.

         SEVENTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

         EIGHTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers

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appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

         NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         TENTH: The corporation shall have the right, subject to any express provisions or restrictions contained in the certificate of incorporation or bylaws of the corporation, from time to time, to amend the certificate of incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the corporation by the certificate of incorporation or any amendment thereof are subject to such right of the corporation.

         I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of December, 1998.


                                 /s/ Lori L. Crawford
                                 -----------------------------------------------
                                 Lori L. Crawford, Incorporator

                                       -2-
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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 12/09/1998
                                                          981471718 - 2970532

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                THE CUTEX COMPANY

         The Cutex Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Corporation has not received any payment for any of its stock.

         SECOND: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was approved by a majority of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of
Delaware:

         "RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FOURTH in its entirety and replacing therefor:

         'FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is, 3,000,000 shares of capital stock, consisting of two classes: (i) 1,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and (ii) 2,000,000 shares of Preferred stock, par value $.01 per share ("Preferred Stock").

         The designations and the respective powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock are as follows:

1.       Provisions Relating to the Common Stock.

         (a) DIVIDENDS. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any class or series thereof, each share of Common Stock shall entitle the holder of record thereof to receive dividends out of funds legally available therefore, when, as and if declared by the board of directors of the Corporation with respect to any of such class of stock.

         (b) LIQUIDATION RIGHTS. The holders of Common Stock shall be entitled to participate in the net assets of the Corporation remaining after any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, and after payment or provision for the payment of the debts and liabilities of the Corporation and payment of the liquidation preference of any shares of capital stock of the Corporation having such a preference (specifically including the Preferred Stock), distributing such proceeds pro-rata among the holders of Common Stock. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any

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class, shall not be regarded as "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section l(b).

         (c) VOTING RIGHTS. Except as may otherwise be expressly required by the General Corporation Law of Delaware, each share of Series A Common Stock shall entitle the registered holder thereof to one vote on all matters brought before the stockholders of the Corporation for a vote.

2.       Provisions Relating to the Preferred Stock.

         (a) DIVIDENDS. For the purposes of this paragraph (a), each January 1 and July 1 of each year, commencing January 1, 1999, on which any Preferred Stock shall be outstanding shall be deemed to be a "Dividend Date." The holders of shares of Preferred Stock ("Preferred Shares") shall be entitled to receive from and after the date of issuance, if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative semi-annual dividends at the rate of 8% per annum (for purposes of this Paragraph (a), the "Preferred Dividend Rate") on each Preferred Share and no more, calculated on the Liquidation Preference (as hereinafter defined) on the basis of a year of 360 days consisting of twelve 30-day months plus actual number of days elapsed. Dividends on each Preferred Share shall accumulate, without interest, and be cumulative from and after the date of original issuance of such share. The initial Liquidation Preference per share of Preferred Stock shall be $12.580 per share. On each Dividend Date, the Liquidation Preference shall be increased by adding to the then existing Liquidation Preference the amount of dividends (whether or not declared) accumulated and unpaid since the immediately preceding Dividend Date. To the extent that such accumulated and unpaid dividends have been taken into account to increase the amount of Liquidation Preference on a Dividend Date, such accumulated dividends shall cease to be considered accumulated and unpaid dividends from and after such Dividend Date.

         When dividends are not paid in full upon all shares of Preferred Stock, all dividends declared upon shares of Preferred Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Preferred Stock bear to each other the same ratio that the accumulated dividends per share on the shares of Preferred Stock bear to each other. As long as any shares of Preferred Stock remain outstanding, then: (i) no dividends in cash, stock or other property may be paid or declared and set aside for payment or any other distribution made upon any shares of Common Stock of the Corporation (other than dividends or distributions in Common Stock); and (ii) no shares of Common Stock may be acquired for consideration except by conversion into or exchange for, Common Stock.

         (b) PREFERENCE ON LIQUIDATION DISSOLUTION OR WINDING UP. During any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Preferred Stock shall be entitled to receive, before any distribution of the assets of the Corporation shall be made in respect of the outstanding Common Stock, an amount in cash for each share of Preferred Stock equal to the Liquidation Preference, or funds

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necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Preferred Stock so as to be and continue available therefor. If upon such liquidation, dissolution or winding up, the assets distributable to the holders of the Preferred Stock as aforesaid shall be insufficient to permit the payment to them of a per share amount equal to the Liquidation Preference, the assets of the Corporation shall be distributed to the holders of the Preferred Stock ratably until they shall have received the full amount to which they would otherwise be entitled. If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Preferred Stock, the remainder of the assets of the Corporation, if any, after the distributions as aforesaid shall be distributed and divided ratably among the holders of the Common Stock then outstanding. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class, shall not be regarded as a "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this
Section 2(b).

         (c) MANDATORY REDEMPTION. On the date that either (i) an Initial Public Offering (as defined below) shall have been consummated or (ii) a Major Transaction (as defined below) has occurred, each holder of Preferred Stock shall have the right, at its option, to cause the Corporation to redeem on such date all, but not less than all, of the outstanding shares of Preferred Stock held by such holder, at a per share redemption price equal to the Liquidation Preference, together with all accrued and unpaid dividends through the effective date of redemption. "Major Transaction" means a single transaction involving, or a series of transactions having the cumulative effect of, the sale to a third party not affiliated with or related to either TSG2 L.P., a Delaware limited partnership ("TSG2"), or TSG3 L.P., a Delaware limited partnership ("TSG3"), of all or substantially all of the assets or at least a majority of the Common Stock of the Corporation, or a merger or consolidation of the Corporation with or into another corporation or other entity (in each case only if not affiliated with or related to either TSG2 or TSG3) in which the Corporation is not the survivor, or any combination of the foregoing involving the Corporation. If and to the extent that the holders of such Preferred Shares so elect, in connection with any such Major Transaction (collectively, the "Electing Holders"), the Electing Holders shall be entitled to receive, before any distribution of the assets of the Corporation or other payment from a third party in connection with such transaction ("Major Transaction Payments") shall be made in respect of the outstanding Common Stock, an amount in cash for each share of Preferred Stock equal to the Liquidation Preference in connection with the redemption of the Preferred Shares held by the Electing Holders. If the Major Transaction Payments payable with respect to the shares of Preferred Stock held by the Electing Holders shall be insufficient to permit the payment to them of a per share amount equal to the Liquidation Preference, such Major Transaction Payments shall be distributed to such holders ratably until they shall have received the full amount to which they would otherwise be entitled. After the payments required to be made to the Preferred Stock have been made in the manner described in this paragraph, the distributions as aforesaid shall be distributed and divided ratably among the holders of Common Stock then outstanding. The term "Initial Public Offering" shall mean the first underwritten public offering (other than an offering of securities to employees of the Corporation) pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock which results in the

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Corporation becoming (or being obligated to become) an entity with a class of equity securities that is the subject of a then effective registration statement pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended.

         (d) VOTING RIGHTS. Except as any otherwise be expressly required by the General Corporation Law of Delaware, shares of Preferred Stock shall not entitle the registered holder thereof to vote on any matters brought before the stockholders of the Corporation for a vote."

         IN WITNESS WHEREOF, The Cutex Company has caused this Certificate to be signed and attested by all of its Initial Directors, this 9th day of December, 1998.


                                        THE CUTEX COMPANY


                                        /s/ Charles H. Esserman
                                        -------------------------------
                                        Charles H. Esserman


                                        /s/ Gary R. Downing
                                        -------------------------------
                                        Gary R. Downing

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/14/2000
                                                          001409964 - 2970532

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                THE CUTEX COMPANY

                                   ----------
                           Pursuant to Section 242 of
                      the Delaware General Corporation Law
                                   ----------

         The undersigned Corporation, The Cutex Company, hereby certifies:

         FIRST: The name of the Corporation is The Cutex Company

         SECOND: Resolutions were duly adopted by the Board of Directors of the Corporation by written consent without a meeting dated June 1, 2000, in accordance with Section 14l(f) of the Delaware General Corporation Law, setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation, declaring the amendment to be advisable, and submitting the amendment to the stockholders of the Corporation for approval:

         RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting the first paragraph of Article FOURTH therof and substituting therefor the following:

                  "FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is Five Thousand (5,000) shares of capital stock, consisting of two classes:
                  (i) Two Thousand, Five Hundred (2,500) shares of Common Stock, par value $.01 per share (the "Common Stock"), and (ii) Two Thousand, Five Hundred (2,500) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock")."

         THIRD: The foregoing amendment was approved by the stockholders of the Corporation by unanimous written consent without a meeting dated June 1, 2000, in accordance with Section 228 of the Delaware General Corporation Law.

         FOURTH: The amendment was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

                                        1
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         FIFTH: As of the date hereof, there were One Hundred (100) shares of the Corporation's Common Stock, par value S.01 per share, issued and outstanding, all of which shall remain issued and outstanding hereafter, and there were One Thousand (1000) of the Corporation's Preferred Stock, par value $.01 per share, issued and outstanding, all of which shall remain issued and outstanding hereafter

         IN WITNESS WHEREOF, the Corporation, by its President thereunto duly authorized, has executed this Certificate of Amendment this 10th day of July, 2000.

                                        THE CUTEX COMPANY


                                        By: /s/ Gary R. Downing
                                           -------------------------
                                             Gary R. Downing
                                             President

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